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                                           RADIN, GLASS & CO., LLP
                                           -------------------------------------
                                           CERTIFIED PUBLIC ACCOUNTANTS
                                           360 Lexington Avenue
                                           New York, NY 10017
                                           www.radinglass.com
                                           ------------------
                                           212.557.7505
                                           Fax 212.557-7591

RG

June 25, 2003

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

         Re: Championlyte Holdings, Inc.

Gentlemen:

We have read Item 4 included in the Form 8K dated June 25, 2003 of Championlyte Holdings, Inc. filed with the Securities and Exchange Commission and agree with such statements.

Very truly yours,

/s/ Radin, Glass & Co., LLP

Certified Public Accountants